EXHIBIT 4.4
Execution Copy
AMENDMENT NO. 3
TO RIGHTS AGREEMENT
     THIS AMENDMENT NO. 3, dated as of July 19, 2007 (“Amendment No. 3”), to the Rights Agreement (the “Rights Agreement”), dated as of January 23, 1998, between Oak Hill Financial, Inc., an Ohio corporation (the “Company”), and Registrar and Transfer Company, a New Jersey corporation, as successor to The Fifth Third Bank, as Rights Agent (the “Rights Agent”), as amended by Substitution of Successor Rights Agreement and Amendment No. 1 to Rights Agreement, dated as of December 26, 2000, between the Company and the Rights Agent, and as amended by Amendment No. 2 to Rights Agreement, dated as of September 19, 2006, between the Company and the Rights Agent.
     WHEREAS, pursuant to Section 28 of the Rights Agreement, the Company may from time to time supplement or amend any provision of the Rights Agreement in accordance with the terms of such Section 28;
     WHEREAS, the Board of Directors of the Company (the “Board of Directors”), on July 19, 2007, resolved that the Agreement and Plan of Merger, dated as of July 19, 2007, between WesBanco, Inc., a West Virginia corporation (“WesBanco”), WesBanco Bank, Inc., a West Virginia banking corporation and wholly-owned subsidiary of WesBanco, the Company and Oak Hill Banks, an Ohio state-chartered bank and wholly-owned subsidiary of the Company (the “Merger Agreement”), and the Merger (as defined in the Merger Agreement), are fair to and in the best interests of the Company and its shareholders; and
     WHEREAS, the Company has determined that it is desirable to amend the Rights Agreement as provided herein in connection with the foregoing.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound, the Company and the Rights Agent hereby agree as follows:
     1. Amendments. The Rights Agreement is amended as follows:
          A. The definition of “Acquiring Person” in Section 1(a) is amended by inserting the following as a new paragraph at the end of such definition:
               “Notwithstanding anything in this Rights Agreement to the contrary, none of WesBanco, Inc., a West Virginia corporation (“WesBanco”), WesBanco Bank, Inc., a West Virginia banking corporation and wholly-owned subsidiary of WesBanco, or any of their Affiliates, Associates, or Subsidiaries (the “Exempted Persons”), either individually, collectively, or in any combination, shall be deemed to be an “Acquiring Person” solely by virtue of or as a result of (A) the approval, adoption, execution, delivery, or performance of the Merger Agreement or the Voting Agreements by any of the Exempted Persons in connection with the Merger or (B) the acquisition of any Seller Shares pursuant to the Merger Agreement or the Voting Agreements, the consummation of the Merger pursuant to the Merger Agreement or the consummation of any other transactions contemplated in the Merger Agreement (the transactions described in clauses (A) or (B), the “Exempted Transactions”).”

          B. Section 1 is amended by inserting the following subsections at the end of Section 1.
               “(ll) “Effective Time” shall have the meaning set forth in the Merger Agreement.”
               “(mm) “Merger” shall have the meaning set forth in the Merger Agreement.”
               “(nn) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of July 19, 2007, between WesBanco, Inc, a West Virginia corporation (“WesBanco”), WesBanco Bank, Inc., a West Virginia banking corporation and wholly-owned subsidiary of WesBanco, the Company and Oak Hill Banks, an Ohio state-chartered bank and wholly-owned subsidiary of the Company, as it may be amended or supplemented from time to time.”
               “(oo) “Voting Agreement” shall have the meaning set forth in the Merger Agreement.”
               “(pp) “Seller Shares” shall have the meaning set forth in the Merger Agreement.”
          C. Section 3(b) is amended by inserting the following sentence at the end of Section 3(b):
               “Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of or as a result of any Exempted Transaction or the public disclosure of any Exempted Transaction.”
          D. Section 7(a) is hereby amended in its entirety to read as follows:
               “(a) Subject to Section 7(f) and except as otherwise provided in this Rights Agreement, each Right shall entitle the registered holder thereof, upon the exercise thereof as provided herein, to purchase, for the Purchase Price, at any time after the Distribution Date and at or prior to the earliest of (i) the Close of Business on the expiration date, (ii) the Redemption Date, or (iii) immediately prior to the Effective Time, but only if the Effective Time shall occur, one one-hundredth (1/100th) of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 13.”
          E. Section 13(a) is hereby amended by inserting the following as a new paragraph at the end of such subsection:
               “Notwithstanding anything in this Rights Agreement to the contrary, a Business Combination shall not be deemed to have occurred as the result of any Exempted Transaction or the public disclosure of any Exempted Transaction”
          F. Section 26 is amended by adding a new subsection “(c)” at the end of such Section 26:

               “(c) Notwithstanding anything in this Rights Agreement to the contrary, the Company shall not be required to give any notice otherwise required by this Section 26 in connection with any Exempted Transaction provided that the Company will endeavor to provide the Rights Agent with notice of the Effective Time.”
          G. A new Section 35 is added to read in its entirety as follows:
               “Section 35. Termination. Immediately prior to the Effective Time, but only if the Effective Time shall occur, (a) this Rights Agreement shall be terminated and be without any further force or effect, (b) none of the parties to this Rights Agreement will have any rights, obligations, or liabilities hereunder, and (c) the holders of the Rights shall not be entitled to any benefits, rights, or other interests under this Right Agreement, including without limitation, the right to purchase or otherwise acquire Preferred Shares, Common Shares or any other securities of the Company or of any other Person. Notwithstanding the foregoing, Section 19 hereof shall survive the termination of this Rights Agreement.”
     2. Counterparts. This Amendment No. 3 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 3 by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment No. 3.
     3. Governing Law. This Amendment No. 3 shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
     4. Effectiveness. This Amendment No. 3 shall be deemed effective immediately prior to the execution and delivery of the Merger Agreement on and as of the date first written above, as if executed on such date. If the Merger Agreement is terminated without the occurrence of the Effective Time, this Amendment No. 3 shall be null and void. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and attested, all as of the day and year first written above.

OAK HILL FINANCIAL, INC.
Attest:

By:		By:

	Name:		Name:
	Title:		Title:

REGISTRAR AND TRANSFER COMPANY
Attest:

By:		By:

	Name:		Name:
	Title:		Title: